EXHIBIT 10.11

                           LEASE AND OPTION AGREEMENT


      This LEASE AND OPTION AGREEMENT is made as of this 8th day of January, 1999, by and between FJK TEEYJAY LIMITED, a Florida limited partnership ("Landlord"), and WORKFLOW MANAGEMENT, INC., a Delaware corporation ("Tenant").

RECITALS:

      Landlord is the owner of certain improved real property (the "Premises") located at 241 Royal Palm Way, Palm Beach, Florida, the legal description of which is attached to, and incorporated in, this Lease as Exhibit A. Landlord desires to lease the Premises to Tenant and Tenant desires to lease and rent the Premises from Landlord under the following terms and conditions.

      NOW, THEREFORE, WITNESSETH:

      Landlord leases to Tenant, and Tenant rents and hires from Landlord, the Premises subject to the terms and provisions set forth in this Lease. Tenant may use the Premises for any lawful purpose subject to the provisions of paragraph 21 below.

      This Lease shall be upon the following terms and conditions, which the respective parties covenant and agree to perform and fulfill:

      1. Term:

      (a) Initial and Renewal Term. The initial term of this Lease shall commence January 8, 1999 ("Lease Commencement Date"), and ending November 30, 2009. Tenant shall have the option to extend and renew the term of this Lease, subject to all of the terms and conditions hereof, at the end of the initial term for two (2) additional periods of five (5) years each provided (a) Tenant gives Landlord at least six (6) months prior written notice of its election to extend and renew the term and (b) Tenant is not in default under the terms hereof at the time such notice is given or on the last day of the preceding term.

      (b) Option. Tenant shall have the option ("Option") to purchase the Premises at anytime during the term of this Lease and during any renewals of the term of this Lease, subject to the terms and provisions set forth below. Tenant shall exercise the Option by giving Landlord written notice ("Exercise Notice") of its election to exercise the Option setting forth the date for closing not to exceed thirty (30) days from the date of the Exercise Notice. Except as provided below, Tenant may exercise the Option for a purchase price ("Option Purchase Price") equal to the current "Annual Per Square Foot Rental Rate" (defined below) multiplied by the "Building Square Footage" (defined below) multiplied by
12.5. Notwithstanding the preceding provisions of this subparagraph in the event
(i) Tenant receives a "Purchase Notice" as defined in an agreement ("Put Agreement") dated January 8, 1998, by and among Landlord, Tenant and NationsBank, N.A. ("NationsBank"), the form of which is attached to and incorporated in this Lease as Exhibit B and (ii) Tenant is not in default under this Lease with respect to payment of "Base Rent" (defined below) beyond any applicable cure period, then Tenant shall have the right to exercise the Option for the following purchase price ("Discounted Purchase Price") for the following periods:

                                Period                Discounted Purchase Price
Option Year 1    January 8, 1999 through January 7,           $3,000,000
                 2000
Option Year 2    January 8, 2000 through January 7,           $3,250,000
                 2001
Option Year 3    January 8, 2001 through January 7,           $3,500,000
                 2002
Option Year 4    January 8, 2002 through January 7,           $3,780,000
                 2003
Option Year 5    January 8, 2003 through January 7,           $4,082,000
                 2004

Notwithstanding the foregoing, Landlord and Tenant agree (i) that if Tenant receives a Purchase Notice from NationsBank during Option Year 1 and Tenant has defaulted under this Lease with respect to the payment of Base Rent beyond the applicable cure period set forth in this Lease, the Discounted Purchase Price during Option Year 1 shall be increased to $3,250,000 and (ii) Tenant shall only have the right to exercise the Option during Option Year 1 and the first 10 months of Option Year 2 if and only if Tenant has received the Purchase Notice. Tenant shall have the right to exercise the Option at it sole discretion at any time after the end of the 10th month of Option Year 2 (October 8, 2000).

            (c) Terms of Purchase. In the event Tenant exercises the Option, this Lease shall become a binding agreement for the purchase and sale of the Premises subject to the terms and conditions set forth below. Landlord shall convey title to the Premises by general warranty deed ("Deed") free and clear of all liens and encumbrances and subject only to such current taxes, easements and matters of survey as shall exist as of December 30, 1998, or such additional
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matters of title or survey as may be subsequently approved by Tenant or which do not render title unmarketable and prevent the continued use of the Premises as a commercial office building. This Lease shall terminate as of the date of delivery of the Deed and Base Rent shall be prorated as of such date. Closing shall occur within thirty (30) days of the date of the Exercise Notice. Landlord shall deliver an Owner's Affidavit with respect to the absence of mechanic's lien and parties in possession, evidence of the good standing of Landlord under the laws of the State of Florida, a resolution of the partners of Landlord evidencing their agreement to convey the Premises, a FIRPTA Affidavit, a 1099-S form and such other documents as may be reasonably required by Tenant's title insurance company or Tenant. Landlord shall be responsible for the costs and expenses incurred under all service contracts which Landlord maintains affecting the Premises prior to the date of closing and shall terminate all such contracts as of the date of closing. Any service contracts which Tenant maintains with respect to the Premises under this Lease shall remain Tenant's obligation to pay here. Landlord shall pay for all documentary stamps related to the delivery of the Deed and shall pay for Tenant's owner's title insurance policy. Landlord shall not be responsible for the payment of real property taxes and other costs and expenses typically prorated in similar transactions in Florida. Tenant shall pay to Landlord the Purchase Price, or Discounted Price, as the case may be, in either cash or other certified funds upon delivery of the Deed and the other documents described in this paragraph.

            (d) Right of First Refusal. Landlord hereby grants to Tenant a right of first refusal with respect to any offer to purchase the Premises (acceptable to Landlord) during the term of this Lease. Landlord shall give Tenant written notice and a copy of the offer to purchase the Premises. Tenant shall have fifteen (15) days in which to respond to Landlord with respect to such offer.

Tenant shall have the right to purchase the Premises on the same terms and conditions as are set forth in the offer to purchase by giving Landlord written notice of its exercise of its right of first refusal during such fifteen (15) day period or be deemed to have waived its right with respect to such offer in which event Landlord may convey the Premises on the same terms and conditions as are set forth in the offer to purchase (acceptable to Landlord), subject to the terms and conditions set forth in this Lease, including the Option contained herein. The right of first refusal granted under this Lease shall apply to each offer made to Landlord and any prior waiver of its right of first refusal by Tenant shall not apply to any subsequent offer made to Landlord.

            (e) Landlord covenants and agrees to pay to NationsBank when due all amounts owed to NationsBank under the "Loan" (as defined in the Put Agreement). In the event Landlord fails to pay each monthly payment due under the note ("Note") evidencing the Loan on the first day of each month while the Loan remains unpaid, Landlord shall give written notice to Tenant not later than the second (2nd) day of such month and Tenant shall have the right to render to NationsBank the amount then due under the Note. Any amount paid by Tenant on Landlord's behalf shall (i) bear interest at the "Default Rate" (defined below) until repaid, (ii) shall be repaid by Landlord within ten (10) days of notice from Tenant to Landlord and (iii) if not repaid as provided above shall be subject to offset against future "Base Rent" (defined below) owed by Tenant to Landlord.

    2. Rent:


       (a) Base Rent. Tenant covenants to pay to Landlord as base rent ("Base Rent") the following amounts for the following years:

  Lease Year        Annual Per Square Foot Rental Rate         Annual Rent
  ----------        ----------------------------------         -----------
Lease Year 1                       $37.00                        370,000
Lease Year 2                       $37.00                        370,000
Lease Year 3                       $38.48                        384,800
Lease Year 4                       $38.48                        384,800
Lease Year 5                       $40.00                        400,000
Lease Year 6                       $40.00                        400,000
Lease Year 7                       $41.61                        416,100
Lease Year 8                       $43.27                        432,700
Lease Year 9                       $45.00                        456,000
Lease Year 10                      $46.80                        468,000

For purposes of the calculation of Annual Rent and subject to the provisions hereof concerning the Rent Commencement Date, Lease Year 1 shall be deemed to mean a period of time beginning on the Rent Commencement Date and concluding on the date which is twelve (12) full calendar months following the last day of the month in which the Rent Commencement Date occurs. Each successive Lease Year shall be the same twelve (12) month beginning on the first day of the first month next succeeding the expiration of Lease Year 1 and concluding twelve (12) full calendar months later.

      Base Rent shall be payable in equal monthly installments without demand or offset, in advance, on the first day of each month during the term hereof. The Base Rent for any partial month shall be prorated. For purposes of this Lease, Landlord and Tenant agree that the Building Square Footage shall be deemed to be 10,000. The Annual Per Square Foot Rental Rate shall be increased each year during the renewal term(s) by four percent (4%) on each anniversary of the Rent Commencement Date during the renewal term(s).

            (b) Rent Commencement Date. Tenant shall commence payment of Base Rent and "Additional Rent" (defined below) on the date ("Rent Commencement Date") which is the earlier of (i) the date on which Tenant moves into the Premises following completion of the "Tenant Improvements" as defined below or
(ii) December 1, 1999. Landlord acknowledges that the tenant's occupancy of the Premises to undertake and complete the "Tenant Improvements" (defined below) is separate and distinct from its occupancy of the Premises to begin to operate its business.

            (c) Building Improvements and Tenant Improvements. Tenant shall have the right, from and after the Lease Commencement Date, to occupy the Premises for the purposes of completing renovations to the interior thereof ("Tenant Improvements") and to the exterior thereof ("Building Improvements"). Except as expressly provided in this subparagraph, Tenant covenants and agrees to complete the Tenant Improvements and Building Improvements without expense to Landlord and so that no contractors, subcontractors or materialmen shall have any right to file any mechanic's lien against the Premises. Tenant covenants to obtain all permits and licenses and to pay all fees in connection therewith and to complete the Tenant Improvements and Building Improvements in accordance with all applicable  laws,  ordinances and  regulations,  including  applicable  building codes. Tenant shall indemnify, defend and save Landlord harmless from and against all claims, damages, suits, actions and causes of action of any kind or nature arising from or related to Tenant's undertaking and completing the Tenant Improvements and Building Improvements, including legal fees in connection therewith. Notwithstanding anything in this subparagraph to the contrary, Landlord agrees to reimburse to Tenant (i) up to the first $200,000 incurred by Tenant in the completion of the Tenant Improvements and only to the extent of amounts actually incurred by Tenant in connection with the completion of the tenant improvements paid for by Tenant at the property which it currently leases at 240 Royal Palm Way, Palm Beach, Florida, and (ii) up to the first $100,000 incurred by Tenant in the completion of the Building Improvements. Tenant shall submit to Landlord monthly copies of the invoices it receives from contractors, subcontractors and materialmen and Landlord shall reimburse all amounts shown on such invoices within thirty (30) days of its receipt of such invoices up to a maximum of $200,000 for Tenant Improvements and a maximum of $100,000 for Building Improvements. Amounts not reimbursed to Tenant by Landlord within such thirty (30) day period shall bear interest at the "Default Rate" (defined below) and to the extent not paid may be offset against Tenant's future payment of Base Rent.

            (d) Additional Rent. All amounts payable hereunder by Tenant including, but not limited to, real estate taxes and other impositions, insurance premiums and maintenance repair and replacement obligations, shall be additional rent ("Additional Rent") and all of Landlord's remedies with respect to the payment of Base Rent shall be equally applicable to the payment of Additional Rent. Tenant shall have no obligation to pay Additional Rent until after the Rent Commencement Date. Payment of the amounts which constitute Additional Rent shall be prorated as of the Rent Commencement Date.

            (e) Payment. The Base Rent and Additional Rent or other amounts payable by Tenant to Landlord shall be payable at 240 Royal Palm Way, Palm Beach, Florida or at such other place as Landlord notifies Tenant in writing.

            (f) Late Payment. Tenant agrees to pay a late charge in the amount of five percent (5%) of the amount of the payment, but in no event less than one hundred dollars ($100), for any payment of Base Rent or Additional Rent not paid within five (5) days after it becomes due. Tenant also agrees to pay interest at the rate (the "Default Rate") equal to the prime rate at BankAmerica, N.A., or its successors, as it may vary from time to time, plus four percent (4%), on all delinquent payments of Base Rent and Additional Rent payable by Tenant under this Lease from the thirtieth day after such payment is due until the date payment is received by Landlord. Landlord expressly reserves all other rights and remedies provided in this Lease or by law with respect to such late payments.

       3. Net Lease, Quiet Enjoyment:

          (a) As an inducement to enter into this Lease, it is agreed that other than as expressly provided in this Lease the sole obligation of Landlord shall be limited to non-interference by Landlord, or by anyone claiming title through Landlord, with Tenant's quiet and peaceful enjoyment of the Premises.

          (b) So long as Tenant pays all Base Rent and Additional Rent reserved under this Lease and Tenant fully and faithfully fulfills the obligations on its part to be performed hereunder and no event of default occurs hereunder, then Tenant shall peaceably hold and quietly enjoy the Premises subject to the terms of this Lease without interruption by Landlord, or any person, firm or corporation claiming by, through or under Landlord.

       4. Real  Estate  Taxes  and  Other  Impositions:
From and after the Rent Commencement Date, Tenant covenants to pay or cause to be paid, as Additional Rent for the Premises, on or before any interest, penalty or cost may be added thereto for the nonpayment thereof:

            (a) all taxes, assessments, charges and impositions, general and special, ordinary and extraordinary, foreseen and unforeseen, of every name, kind and nature whatsoever which may be taxed, charged, levied, confirmed, imposed or assessed during the term of this Lease upon all or any part of the Premises or any interest of Landlord or Tenant in and to this Lease, or upon the rents payable under this Lease, or on account of Tenant's use, occupancy or operation of the Premises or the business conducted thereon or therein, including but not limited to real estate and personal property taxes, insurance premiums as described below and maintenance expenses described below;

            (b) all taxes and charges of every kind and nature which may accrue or become payable during the term of this Lease on account of ownership, use, occupancy, or occupation of the Premises, including, but not limited to, all rental, sales, use, occupation and personal property taxes, all permit and inspection fees, occupation and license fees, and all water, gas, telephone, electric, light and power charges assessed or charged on or against the Premises or charged with respect to the use or consumption of utility services on the Premises. Any general taxes levied against the Premises shall be prorated between Landlord and Tenant for the first and last years of the term of this Lease; and

            (c) notwithstanding the foregoing, Tenant shall have no obligation to pay federal or state income taxes with respect to Base Rent or Additional Rent to Landlord by Tenant.

      5. Indemnity; Insurance:

            (a) Except as a result of Landlord's negligence or willful acts, Landlord shall not be liable for any damage to property or any injury to persons, sustained by Tenant or others, caused by conditions or activities on the Premises. After the Rent Commencement Date, Tenant shall indemnify Landlord against all claims, liability and expenses (including attorneys' fees at trial and upon appeal) arising therefrom and shall, at all times during the term of this Lease, carry a policy of commercial liability insurance insuring Tenant and Landlord against any claims for personal injury, death and property damage with an insurer approved by Landlord. Such policy shall initially have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence/aggregate and shall contain a contractual liability endorsement covering Tenant's indemnification of Landlord set forth in the preceding sentence. Landlord shall have the right to raise the minimum coverage amount from time to time in order to keep the amount of coverage consistent with regional business practices.

            (b) After the Rent Commencement Date, Tenant shall at all times during the term of this Lease keep the building or buildings and improvements on the Premises insured against loss or damage by such casualties as are covered by an "all risks" or "special risks" (whichever is more comprehensive) policy of insurance in an amount not less than 100% of the full replacement cost of such buildings and improvements, with an "agreed amount" clause and a replacement cost endorsement. Such policy shall also contain demolition and increased cost of construction coverage and, if a sprinkler system is located within any building which is a part of the Premises, sprinkler leakage insurance. Landlord shall be named as the insured on such policy and any lender secured by a first lien deed of trust on Landlord's interest in the Premises shall be named as a mortgagee.

            (c) After the Rental Commencement Date, Tenant shall also provide and keep in force (i) rent loss insurance for a period not less than eighteen
(18) months in an amount of not less than the applicable Base Rent hereunder and
(ii) such other insurance with respect to the Premises, in such amounts as may, from time to time be required by Landlord or its lender, against such other insurable hazards, such as flood or loss and liability resulting from property damage caused by explosion of boilers, heating apparatus or other pressure vessels, as at the time are commonly insured against in the case of premises similarly situated.

            (d) Tenant shall, after the Rent Commencement Date, and from time to time thereafter at Landlord's request (but, in any event, not less than thirty
(30) days prior to the expiration of the term of each such policy), furnish Landlord with certificates evidencing that all insurance required by this Lease is in effect, full premiums have been paid, and that with respect to liability policies Landlord and any mortgagee are named as insureds or additional insureds as required by the terms hereof. All insurance policies required to be obtained as provided by the terms of this Lease shall be effected with insurance companies approved by Landlord and authorized to do business in the State of Florida. All such policies shall provide that they shall not be canceled without at least thirty (30) days' prior written notice to Landlord and any mortgagee. Tenant shall be liable for the payment of any deductible amounts with respect to any such policies of insurance. No policy shall have a deductible in excess of $5,000.00.

      6. Casualty Damage or Injury:

            (a) In the event of damage to, or destruction of, any improvements on the Premises, or of the fixtures and equipment therein, by fire or other casualty, Tenant shall give Landlord prompt written notice thereof and shall, subject to the mortgagee making insurance proceeds available, at its sole cost and expense, repair, restore and rebuild the same to the condition existing prior to the happening of such fire or other casualty. If mortgagee fails to make insurance proceeds available, Tenant shall have no obligation to repair, restore or rebuild, unless Tenant so elects to do so. If the Premises are untenantable and insurance proceeds are not made available by mortgagee, Tenant shall have the right to terminate this Lease. Notwithstanding the foregoing, in the event of destruction or damage to more than one-half of the floor space of the improvements on the Premises which occurs at any time within the last twelve
(12) months of the term of this Lease, then Landlord, at its election, exercisable by written notice to Tenant within thirty (30) days following such destruction or damage, shall have the right to cancel this Lease, effective as of the date of such fire or the casualty.

            (b) Prior to Tenant's commencing such repair, restoration or rebuilding involving an estimated cost of more than $50,000, Tenant shall submit to Landlord for its approval: (i) plans and specifications therefor, (ii) all required governmental permits, (iii) a fixed price construction contract from a reputable and experienced general contractor, and (iv) satisfactory evidence of the contractor's general liability insurance covering Landlord, builder's risk insurance and workmen's compensation insurance.

            (c) To the extent insurance proceeds are available, Landlord shall make such proceeds available to Tenant for use in reconstruction or restoration of the damaged improvements, subject to such controls as Landlord may impose upon the disbursement of such proceeds, including, but not limited to the following:

                  (i) At no time shall any disbursement be made such that the remaining balance of proceeds shall exceed the remaining unpaid cost of the work;

                  (ii) Tenant shall provide to Landlord lien waivers and other evidence to verify that the amounts disbursed from time to time are represented by completed and in-place work and that said work is free and clear of possible mechanics' liens;

                  (iii) No payment made prior to final completion of the work shall exceed 90% of the value of the work completed and in place from time to time. Landlord may, if it so elects, place such funds with an institutional lender, including, but not limited to the first mortgagee of the Premises, who shall act as a depository and shall disburse the insurance proceeds as provided above.

            (d) Tenant shall commence the repair or rebuilding of the improvements within a period of sixty (60) days after the occurrence of the fire or other casualty and prosecute the same thereafter with such dispatch as may be necessary to complete the same within a reasonable period thereafter not to exceed 270 days from the date of commencement of such repair or rebuilding.

            (e) There shall be no abatement of rent following the occurrence of a casualty or other damage to the improvements which are a part of the Premises, regardless of the tenantability of the improvements.

    7. Alternations, Additions, Maintenance, Repairs and Services.

      (a) Tenant shall keep and maintain the Premises in good condition and repair and shall be responsible for all janitorial service, window washing and cleaning services. Tenant shall perform same in full compliance with all health and police regulations in force.

      (b) Tenant shall make all necessary repairs to the electrical, plumbing and elevator systems which serve the Premises and, except as provided below, all non-capital repairs to the improvements on the Premises of whatever nature or kind, ordinary and extra-ordinary, and whether now foreseeable or not foreseeable. Landlord shall be responsible for maintenance and repair of the exterior of the Building, roof, all structural portions of the improvements on the Premises, the HVAC systems and items which would constitute capital repairs or replacements. Replacements and repairs related to the exterior of the improvements on the Premises, structural components, parking lot and driveways, floor slab, foundation, structural portions of the roof or load bearing and exterior walls, roof, roof membrane, HVAC and other items which would constitute capital repairs or replacements shall be separately paid for by Landlord. Tenant shall replace all broken glass within the Premises. Costs associated with the routine repair and maintenance of the parking lot shall be deemed to be expenses paid by Tenant (for purposes of this paragraph, seal coating, patching, striping, crack filling, repair and partial overlays (not to exceed fifteen percent (15%) of the Premises' asphalt area in any given calendar year) of the parking lot asphalt surface, as opposed to complete replacement of such surface, shall be deemed routine repair and maintenance).

       8. Compliance  with Laws:

Tenant covenants that throughout the term of this Lease, it will promptly comply with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directives, and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, companies or associations, and all recorded and unrecorded agreements, easements and declarations, foreseen and unforeseen, ordinary and extraordinary, which now or at any time hereafter may be effective or applicable to Tenant, Landlord or any other person with respect to the Premises or any part thereof. Tenant shall likewise observe and comply with the provisions and requirements of all policies of liability, fire and all other insurance at any time in force with respect to the improvements on the Premises. Tenant shall be responsible for all costs associated with compliance with the Americans with Disabilities Act, as amended.

      9. Alterations,  Additions, or Improvements:

Tenant shall have the unrestricted right to make any alterations, additions or improvements to the interior of the improvements on the Premises. All alterations, additions and improvements shall be made shall be at the sole expense of Tenant and shall become the property of Landlord and shall remain on and be surrendered with the Premises as a part thereof at the termination of this Lease without disturbance, molestation or injury. Nothing contained in this provision shall prevent Tenant from removing all office machines, equipment and trade fixtures owned by Tenant and customarily used in the business of Tenant, subject to Landlord's right of distraint.

      10. Liens and Encumbrances.

Except for liens arising from the Exterior Building Improvements, Tenant will not permit any mechanics', laborers', or materialmen's liens to stand against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on said Premises by or at the direction or sufferance of Tenant. Tenant shall have the right to contest the validity or amount of any such lien or claimed lien if Tenant shall give to Landlord such reasonable security as may be demanded by Landlord to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Premises by reason by nonpayment thereof, which security shall not exceed one hundred percent (100%) of the amount of the lien claimed plus the interest, costs, and plaintiff's attorney fees estimated to accrue thereon during the pendency of such contest proceedings. On final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Tenant's own expense and upon Tenant furnishing adequate evidence to Landlord of the release of said lien and satisfaction of any judgment, Landlord will forthwith return to Tenant any security in Landlord's possession with respect to the lien or judgment involved. In the event Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to insure payment thereof, or having commenced to contest the same, and having given such security, shall fail to prosecute such contest with diligence, or shall fail in due course to have the same released and satisfy any judgment rendered thereon, then Landlord may, at its election (but shall not be required so to do), remove or discharge such lien or claim for lien (with the right in its discretion to settle or compromise the same) and any amounts advanced by Landlord for such purposes shall be Additional Rent due from Tenant to Landlord at the next rent day after any such payment, with interest at the Default Rate from the date of payment thereof by Landlord until the repayment thereof to Landlord by Tenant.

       11. Sales,  Assignments and Subleases:

Except for divisions, subdivisions, or business units of Tenant, subsidiaries or affiliates thereof, or assignees succeeding to all or a portion of the assets of Tenant or any division, subdivision or business unit thereof or all or substantially all of the capital stock of Tenant (collectively, "Related Parties"), Tenant shall not, without the written consent of Landlord, assign this Lease or sublet the whole or part of the Premises, or allow the Premises or any part thereof to be occupied by any person other than Tenant. In the case of Related Parties, Landlord shall be given written notice of any assignment or sublease. Any lawful levy or sale on execution or other legal process, or any assignment or sale in bankruptcy or insolvency or under any compulsory procedure, shall be deemed an assignment within the meaning of this Lease. Any consent by Landlord to any assignment or subletting shall be held to apply only to the specific transaction thereby authorized, and such consent shall not be construed as a waiver of the duty of Tenant to obtain such consent to any other assignment or subletting. Any violation of any provision of this Lease, whether by act or omission by any assignee, subtenant or other occupant under Tenant shall be deemed a violation of such provision by Tenant.

       12. Public Utility Charges:

Tenant shall, during the term hereof, pay or cause to be paid all charges for gas, electricity, light, heat or power, telephone or other communication or utility services, which are used, rendered or supplied to, upon or in connection with the Premises, and all water rents, stormwater management fees and sewer service charges levied or charged against the Premises throughout the term of this Lease and shall indemnify Landlord and save it harmless from and against any and all losses, claims, liabilities, costs or damages (including reasonable attorneys' fees) on such account.

       13.  Condemnation:

If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If a portion of the Premises is so taken such that the remaining balance of the Premises is inadequate for the reasonable conduct of Tenant's business as the same was conducted immediately prior to such taking, Tenant may, at Tenant's option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, the Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the proportion that the value of the portion of the improvements on the Premises taken bears to the total value of the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss or damage to Tenant's trade fixtures, removable personal property or any other amount payable to Tenant as an independent award under Florida law. In the event that this Lease is not terminated by reason of such condemnation, Tenant shall repair any damage to the remaining improvements caused by the condemnation and Landlord shall to the extent of severance damages relating to improvements received by Landlord, reimburse Tenant for the cost of such repairs, in accordance with the procedures for disbursement of insurance proceeds set forth in paragraph 6 (c) above. Tenant shall pay any amount in excess of such severance damages required to complete such repair. Any rental paid in advance beyond the time that the Premises has been taken from Tenant shall be returned by Landlord to Tenant on demand.

          14. Landlord's Right to Perform Tenant's Covenants:

Tenant covenants and agrees that if it shall, at any time, fail to perform any obligation, agreement or other act on its part to be made or performed hereunder, then Landlord may (but shall not be obligated so to do), without further demand upon Tenant and without waiving any of Landlord's rights under this Lease, perform such obligation, agreement or other act. All sums paid by Landlord, and all necessary and incidental costs and expenses (including reasonable attorneys' fees) in connection with the performance of any act by Landlord as provided in the preceding sentence, together with interest thereon, at the Default Rate, shall be deemed Additional Rent and shall be payable to Landlord on demand, and Landlord shall have the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent.

          15. Default of Tenant:

If any Base Rent or Additional Rent reserved, or any part thereof, shall be and remain unpaid for ten (10) days after the date such payment is due, or if Tenant violates or defaults in any of the other provisions of this Lease, which violation or default continues for a period of thirty (30) days after written notice thereof has been given by Landlord to Tenant, then

Landlord may re-enter the Premises with or without legal process, by force if necessary, and either terminate this Lease or Tenant's right of possession. No such re-entry shall terminate this Lease unless Landlord gives Tenant a written notice of termination. Notwithstanding any re-entry, the liability of Tenant for Base Rent and Additional Rent shall not be extinguished for the balance of the term hereof, and Tenant shall continue to make payments of Base Rent and Additional Rent and all other sums due hereunder as and when due, except that if Landlord relets the Premises, which it shall be under no obligation to do, Tenant shall be entitled to receive a credit against the payments otherwise due hereunder in the amount of the net proceeds of such reletting. The net proceeds of any reletting shall be determined by deducting from the gross rentals received the costs of any such reletting, including, but not limited to, brokerage fees, alterations , rent concessions, and legal fees. The foregoing remedies shall not be exclusive and, in addition to the rights reserved pursuant to paragraph 14 above, Landlord reserves the right to exercise any other remedy provided for at law or in equity. In addition, Tenant shall be liable for Landlord's costs and expenses, including legal fees, incurred in enforcing its rights under this Lease.

          16. Waiver of Breach:

The waiver of any of the provisions of this Lease by any party shall be limited to the particular instance involved and shall not be deemed to waive any other rights of the same or any other terms of this Lease.

          17. Interest of Successors:

The covenants and agreements of this Lease shall be binding on the successors and assigns of Landlord and Tenant.

          18.  Notices:

Except where otherwise required by statute, all notices given pursuant to the provisions hereof may be sent by certified mail, postage prepaid, to the mailing address of the party for whom the notice is intended, as follows:

            If to Landlord:         FJK-TeeJay LTD
                                    c/o Workflow Management, Inc.
                                    240 Royal Palm Way
                                    Palm Beach, FL  33480
                                    Attn: Office of General Counsel

            with a copy to:         Fred Cohen, Esq.
                                    Cohen, Norris, Scherer & Weinberger
                                    712 U. S. Highway One, Suite 400
                                    North Palm Beach, FL 33408

            with a copy to:         Gus J. James, Esq.
                                    Kaufman & Canoles, P.C.
                                    One Commercial Place
                                    Norfolk, VA  23510


            If to Tenant:           Workflow Management, Inc.
                                    240 Royal Palm Way
                                    Palm Beach, FL  33480
                                    Attn: Office of General Counsel

            with a copy to:         Gus J. James, Esq.
                                    Kaufman & Canoles, P.C.
                                    One Commercial Place
                                    Norfolk, VA  23510


          19.  Subordination  of Lease:

This Lease is subject and subordinate to all mortgages which may now or hereafter encumber the Premises and to all renewals, modifications, replacements and extensions thereof, provided that if Tenant is not in default hereof beyond any applicable cure period, Tenant's possession of the Premises shall not be disturbed nor shall the interest of Tenant created by this Lease be terminated by any foreclosure of such mortgage. In confirmation of such subordination Tenant shall, upon request of Landlord, execute and deliver, in recordable form, any instrument of subordination requested by Landlord. Anything in the foregoing to the contrary notwithstanding, in the event of a foreclosure under any such mortgage, the holder of the note secured thereby or the purchaser at such foreclosure sale shall have the option to recognize this Lease, in which event this Lease shall continue in full force and effect, in which event Tenant agrees to attorn, by written instrument, to such holder or purchaser. Any subordination and attornment agreement shall require that such mortgagee provide non-disturbance to Tenant in the event of foreclosure. Any such mortgage may, at any time, at the request of the holder of the note secured thereby be subordinate to this Lease.

          20. Amendments to Lease:

All the terms, understandings and agreements binding upon Landlord and Tenant are herein set forth; and this instrument shall not be amended or modified except in writing signed by both of the parties hereto.

          21. Hazardous Substances:

            (a) Landlord represents, warrants and covenants to the Tenant as follows:

                 (i) To the best of Landlord's current actual knowledge, the Premises and the Property are in full compliance with all applicable laws, rules and regulations regarding any "Hazardous Material" (as defined below) or any "Environmental Requirements" (as defined below) and Landlord represents that, to its current actual knowledge, there does not, and did not, exist in, on, under, about, emanate from or originate the Premises, now or in the past, any Hazardous Materials in violation of any Environmental Requirements; and

                 (ii) To its current actual knowledge, Landlord is not in violation of any Environmental Requirements concerning or relating to the use, generation, storage, handling or disposal of Hazardous Materials at the Premises.

             (b) Landlord agrees to indemnity, defend and save Tenant harmless from and against any and all "Environmental Damages" defined below incurred by Tenant arising or accruing during the Term, or any renewals or extensions thereof, resulting from the inaccuracy of any representation of Landlord contained in this paragraph 21 or any contamination of the Premises during Landlord's ownership of the Premises caused by Landlord, unless and to the extent such Environmental Damages are caused by any breach by Tenant of its representations, covenants or warranties set forth below. The obligation of Landlord under this paragraph 21 shall include the burden and expense of defending all claims, suits, and administrative proceedings (with counsel reasonably approved by Tenant), conducting all negotiations of any description, and paying and discharging, when and as the same become due, all Environmental Damages subject to Landlord's indemnity. Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Landlord. The obligations of Landlord under this section shall survive the expiration or earlier termination of this Lease and the discharge of all other obligations owed by Landlord to Tenant. Tenant agrees to indemnify, defend and save Landlord harmless from and against any and all Environmental Damages incurred by Landlord arising or accruing during the Term, or any renewals or extensions thereof, resulting from the inaccuracy of any representation or warranty of Tenant contained in this paragraph 21 or any contamination of the Premises caused by Tenant, unless and to the extent such Environmental Damages are caused by any breach by Landlord of its representations, warranties or covenants set forth herein. The obligation of Tenant under this paragraph 21 shall include the burden and expense of defending all claims, suits, administrative proceedings (with counsel reasonably approved by Landlord), conducting all negotiations of any description, and paying and discharging, when and as the same become due, all Environmental Damages subject to Tenant's indemnity. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant. The obligations of Tenant under this section shall survive the expiration or earlier termination of this Lease and the discharge of all the obligations owed by Tenant to Landlord.

      (c) Tenant shall comply with all Environmental Requirements relating to the Premises (excluding the application thereof to Hazardous Materials present at, or under the Premises, either (i) as a result of acts of Landlord, at or under the Premises or any third party not an employee, agent or contractor of Tenant, or (ii) prior to Tenant's possession of the Premises) and shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on, under or about the Premises in violation of Environmental Requirements. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises in violation of any Environmental Requirement brought upon, kept or used by Tenant or any of Tenant's employees, agents, contractors or customers, results in any contamination of the Premises, Tenant shall promptly take all actions at its sole costs as are necessary to comply with all applicable Environmental Requirements. Tenant shall promptly notify Landlord of its receipt of any report, citation, notice or other writing ("Environmental Notice") and deliver a copy thereof to the other party (except to the extent such Environmental Notice contains trade secrets, proprietary information as determined under the law of the State of Florida, or privileged information) by or from any governmental authority in any way related to the unlawful presence or suspected unlawful presence of Hazardous Materials at, or under the Premises. Tenant shall upon request of Landlord, but not more than once annually, represent in writing, that to the best of its current actual knowledge its operations in the Premises as of the time of such representation, have not resulted in the unlawful presence of any Hazardous Materials in, upon or under the Premises arising out of Tenant's occupancy or operation. At the request of the Landlord, Tenant shall make available for inspection and copying upon reasonable notice and at reasonable times, any documents, reports or other data related to the Premises other than those pertaining to trade secrets, proprietary information as determined under the law of the State of Florida or privileged information as required by, or submitted to a government authority pursuant to an Environmental Requirement. Notwithstanding the foregoing, Landlord shall have the right in the event Landlord reasonably suspects the unlawful presence of Hazardous Materials in, upon or under the Premises arising out of Tenant's occupancy or operation, to enter the Premises to perform soil or ground water tests to confirm such unlawful presence, and in the event such tests disclose such an unlawful presence of Hazardous Materials caused by Tenant's occupancy or operations, Tenant shall be responsible for the costs of performing such tests. In the event that no such unlawful presence is found, Landlord shall be responsible for any tests performed at Landlord's direction. The provisions within this paragraph shall survive termination of this Lease for a period of twelve (12) months and shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, and mortgagees thereof.

      (d) Definitions. The following definitions shall apply:

            (i)   "Hazardous Material" means any substance:

                  (a)  the   presence  of  which   requires   investigation   or
            remediation under any applicable federal, state or local statute, regulations, ordinance, order, action, policy or common law; or

                  (b) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance now or hereafter in effect, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.) and/or the Resource Conservation and Recovery
            Act (42 U.S.C. ss. 6901 et seq.).

      (ii) "Environmental Requirements" mean all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (1) all applicable requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, released or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature into the air, surface water, groundwater or land; or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (2) all applicable requirements pertaining to the protection of the health sand safety of employees or the public.

            (iii) "Environmental Damages" means all claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, which are incurred at any time as a result of the existence of Hazardous Materials upon, about or beneath the Premises or migrating or threatening to migrate to or from the Premises, or the existence of a violation of Environmental Requirements pertaining to the Premises, and including, without limitation:

                  (a) Damages for personal injury or injury to property or natural resources occurring upon or off of the Premises, foreseeable or unforeseeable, including lost profits, consequential damages, punitive damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

                  (b) Fees incurred for the services of attorneys,  consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or in connection with a violation of Environmental Requirements, including the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises;

                  (c) Liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subsection (b) above; and

                  (d) Diminution in the value of Tenant's leasehold estate or Landlord's fee title estate, as the case may be.

     22. Estoppel  Certificates:

Within fifteen (15) days after receipt of a written request, Landlord and Tenant agree to deliver to the other a duly executed and acknowledged instrument certifying the parties best knowledge (i) whether this Lease is in full force and effect (and if not, the reasons therefor); (ii) as to the existence of any default by the other party, including the nature and extent of such default;
(iii) whether there has been any modification or amendment to this Lease, and specifying the nature of such modification; (iv) the commencement and expiration dates of the term of this Lease; (v) the date to which rent has been paid; and
(vi) as to such other matters relating to this

Lease as may be reasonably requested that do not modify or otherwise alter the rights under this Lease of the party executing the certificate. Any such certificate may be conclusively relied upon by the requesting party and by any prospective purchaser or lender, and the contents of the certificate shall be binding upon the party executing such certificate.

      23. Holdover.

Tenant shall indemnify and hold Landlord harmless from and against all costs, claims, loss, or liability resulting from delay by Tenant in surrendering the Premises at the end of the term of this Lease, including without limitation, any claims made by any succeeding tenant founded on such delay. Tenant agrees that if possession of the Premises is not surrendered to Landlord within twenty-four
(24) hours after the date of the expiration or termination of the term of this Lease, then Tenant shall pay, in addition to any payment pursuant to the preceding sentence, for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or termination of the term, one and one-half times the base rent which was payable under this Lease during the last month of the term plus all additional rent payable pursuant to the term of this Lease. Nothing contained in this Lease shall be deemed to permit Tenant to retain possession of the Premises after the expiration of the term. The provisions of this paragraph shall survive the expiration or termination of the term.

      24. Remedy Cumulative.

Each remedy provided for in this Lease will be cumulative and concurrent and shall be in addition to every other remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute. The exercise by either party of any remedy shall not preclude the simultaneous or later exercise by such party of the same or any other remedy.

      25.  Governing  Law.

This Lease shall be governed by and construed in accordance with Florida law.

      26.  Waiver.

No failure by either party to insist upon the strict performance of any term or covenant hereof or to exercise any right, power or remedy consequent upon a breach, and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any breach shall constitute a waiver of the breach or of any such term or covenant. No waiver of any breach shall affect this Lease or the rights of either party with respect to any other than or existing or subsequent breach.

      27.   Final Understanding; Captions; Pronouns.

                    (a) This Lease represents the final understanding and complete agreement between Landlord and Tenant. This Lease cannot be modified except by writing signed by Landlord and Tenant.

                    (b) The captions in this Lease are for the purpose of reference only and shall not limit or define the meaning of the provisions of this Lease.

                    (c) Where the context requires, the use of any gender shall include all genders, and the singular shall include the plural and vice versa.

      28. Memorandum of Lease.

Either party may request that the other execute a Memorandum of this Lease and the Option for the purpose of recording the same in the public records of Palm Beach County, Florida. The party requesting the execution of the Memorandum shall bear the cost of preparing the same and all costs related to the recordation of the Memorandum. Landlord and Tenant covenant to execute a termination of such Memorandum upon termination or expiration of this Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be executed in their names and on their behalf.

                                    LANDLORD:

                                          FJK TEEJAY LTD,
                                            a Florida limited partnership

                                          By:   FJK-TEEJAY, INC.


                                          By:   /s/ Frederick J. Keitel
                                              ---------------------------------
                                                Frederick J. Keitel, President


                                     TENANT:

                                          Workflow Management, Inc.,
                                            a Delaware corporation


                                          By:   /s/ Steven R. Gibson
                                              --------------------------------
                                          Name: Steven R. Gibson
                                                -------------------------------
                                          Title:      Chief Financial Officer
                                                  -----------------------------

                                  CERTIFICATION


The undersigned, Frederick J. Keitel, III, President of FJK-Tee Jay, Inc., general partner of FJK- Tee Jay, Ltd., a Florida limited partnership ("Borrower"), certifies to NationsBank, N. A. ("Lender") that the copy of the lease ("Lease") dated as of January 8, 1999, by and between Borrower and Workflow Management, Inc., a Delaware corporation ("Workflow"), contains all of the agreements by and between Borrower and Workflow, except for an agreement dated as of January 8, 1999, be and among Borrower, Lender and Workflow; and
(ii) there are no defaults under the Lease or, to the best of the Borrower's knowledge, any conditions which with the passage of time or giving of notice would constitute a default thereunder.

                             BORROWER:

                             FJK-TEE JAY, LTD., a Florida limited partnership

                             By:   FJK-TEE JAY, INC., a Florida
                                   corporation, its sole general partner


                                   By:   /s/ Frederick J. Keitel, III
                                       -------------------------------------
                                         Frederick J. Keitel, III,
                                         President